                                                                    EXHIBIT 12.1


                RATIO OF EARNINGS TO FIXED CHARGES COMPUTATIONS
                             (DOLLARS IN THOUSANDS)



                                                                               PRO FORMA
                                                              DECEMBER 31,   DECEMBER 31,    THREE MONTHS ENDED
                                                                  1999           1999          MARCH 31, 2000
                                                              ------------   -------------   -------------------
WRC MEDIA AND ITS SUBSIDIARIES
Fixed Charges:
  Interest expensed & capitalized...........................    $  7,823       $ 33,182           $  8,227
  Amortization of Deferred Financing Fee....................         184            944                172
  Estimated of interest in rental expense...................         260            260                 65
                                                                --------       --------           --------
                                                                   8,267         34,386              8,464
                                                                ========       ========           ========
  Preferred Dividends (0% effective tax rate)...............       1,518         12,266              3,091
                                                                ========       ========           ========
Earnings:
  Pretax income from continuing operations..................     (15,995)       (21,718)           (11,171)
  Add Back Fixed charges....................................       9,785         46,652             11,555
                                                                --------       --------           --------
                                                                $ (6,210)      $ 24,934           $    384
                                                                ========       ========           ========
Earnings to Fixed Charges and preferred dividends and
  accretion.................................................        (.63)          (.53)              (.03)
                                                                ========       ========           ========
Deficiency..................................................    $(15,995)      $(21,718)          $(11,171)
                                                                ========       ========           ========



                                                                                                                 THREE MONTHS
                                                                           DECEMBER 31,                         ENDED MARCH 31,
                                                       ----------------------------------------------------   -------------------
                                                         1995       1996       1997       1998       1999       1999       2000
                                                       --------   --------   --------   --------   --------   --------   --------
WEEKLY READER CORPORATION
Fixed Charges:
  Interest expenses & capitalized....................   $6,134    $ 5,861    $ 6,968    $ 9,232    $14,637    $ 3,289    $ 8,228
  Amortization of Deferred Financing Fees............      268        963        563        184        184         44         --
                                                        ------    -------    -------    -------    -------    -------    -------
                                                         6,402      6,814      7,631      9,416     14,821      3,333      8,228
Earnings:
  Pretax income from continuing operations before
    minority interest................................       43     (2,863)     4,005      5,807      7,648        314     (2,716)
  Fixed charges......................................    6,402      6,814      7,631      9,416     14,821      3,333      8,228
                                                        ------    -------    -------    -------    -------    -------    -------
                                                        $6,445    $ 3,951    $11,636    $15,223    $22,469    $ 3,647    $ 5,512

Earnings to Fixed Charges............................     1.01      (0.58)      1.52       1.62       1.52       1.09       0.67
                                                        ------    -------    -------    -------    -------    -------    -------
Surplus (Deficiency).................................   $   43    $(2,863)   $ 4,005    $ 5,807    $ 7,648    $   314    $ 2,716
                                                        ======    =======    =======    =======    =======    =======    =======



                                    PRE-PREDECESSOR                          PREDECESSOR                             SUCCESSOR
                                    ---------------   ---------------------------------------------------------   ----------------
                                                      6/30-12/31
                                    7/8/94-6/28/95       1995        1996       1997       1998     1/1-7/13/99   7/14/99-12/31/99
                                    ---------------   ----------   --------   --------   --------   -----------   ----------------
COMPASS LEARNING
Fixed Charges:
  Interest expensed &
    capitalized...................     $     --        $  1,717    $  3,955   $  2,711   $ 4,000      $ 2,650         $  5,357
  Amortization of Deferred
    Financing Fee.................           --             180         365      1,322       286          204              297
  Amortization of Debt Discount...           --              10         270        980        --           --               --
Estimated of interest in rental
  expense.........................        1,794             655       1,268      1,442     1,010          489              260
                                       --------        --------    --------   --------   -------      -------         --------
                                          1,794           2,562       5,858      6,455     5,296        3,343            5,914
Earnings:
  Pretax income from continuing
    operations before minority
    interest......................      (12,399)        (21,273)    (22,279)   (56,204)   (7,773)        (778)         (10,296)
  Fixed charges...................        1,794           2,562       5,858      6,455     5,296        3,343            5,914
                                       --------        --------    --------   --------   -------      -------         --------
                                       $(10,605)       $(18,711)   $(16,421)  $(49,749)  $(2,477)     $(2,565)        $ (4,382)
Earnings to Fixed Charges.........        (5.91)          (7.30)      (2.80)     (7.71)    (0.47)       (0.77)           (0.74)
                                       ========        ========    ========   ========   =======      =======         ========
Deficiency........................     $(12,399)       $(21,273)   $(22,279)  $(56,204)  $(7,773)     $  (778)        $(10,296)
                                       ========        ========    ========   ========   =======      =======         ========

                                      THREE MONTHS ENDED
                                           MARCH 31,
                                    -----------------------
                                    PREDECESSOR   SUCCESSOR
                                       1999         2000
                                    -----------   ---------
COMPASS LEARNING
Fixed Charges:
  Interest expensed &
    capitalized...................    $ 1,309     $  8,227
  Amortization of Deferred
    Financing Fee.................         96           --
  Amortization of Debt Discount...         --           --
Estimated of interest in rental
  expense.........................        247          165
                                      -------     --------
                                        1,652        8,392
Earnings:
  Pretax income from continuing
    operations before minority
    interest......................     (2,346)     (13,698)
  Fixed charges...................      1,652        8,392
                                      -------     --------
                                      $  (694)    $ (5,306)
Earnings to Fixed Charges.........      (0.42)       (0.63)
                                      =======     ========
Deficiency........................    $(2,346)    $(13,698)
                                      =======     ========